                                                                     EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP


                                 March 20, 2001


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California  95134

        Re: Cisco Systems, Inc. Registration Statement on Form S-3 for Resale of 4,526,756 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration of resales of
(i) 4,516,707 outstanding shares of Common Stock of the Company (the "Shares") and (ii) 10,049 shares of Common Stock of the Company that are subject to issuance upon the exercise of certain outstanding stock purchase options (the "Option Shares"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement") to which this opinion is attached as Exhibit 5.1.

        This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares and the Company's assumption of the Exio Communications, Inc. 1999 Stock Plan (the "Plan") and the option agreements relating to the Option Shares (the "Options"), and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such review and on the assumptions set forth below, we are of the opinion that (i) the Shares are duly authorized, validly issued, fully paid and nonassessable and (ii) the Option Shares are duly authorized and, when issued and delivered upon exercise of the Options in accordance with the provisions of the Options and the Plan against payment of the exercise price therefor as provided in the Options and the Plan, will be validly issued, fully paid and nonassessable.

        In rendering the foregoing opinion, we have (i) assumed (a) that the Plan and each other instrument (collectively, the "Instruments") pursuant to which any of the Option Shares are to be issued will at the time of such issuance constitute valid, binding, and enforceable obligations of the Company,
(b) that any issuance of Option Shares pursuant to the Instruments will be effected in accordance with the provisions of the Instruments, (c) that the resolutions of the board of directors of the Company authorizing the Company to issue the Option Shares will remain in full force and effect until all of the Option Shares have been issued, and (d) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (ii) relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements or certificates of public officials and of representatives of the Company. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of California and the federal laws of the United States of America, in each case as in effect on the date hereof.

        We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K.

        Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP